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                                                                    Exhibit 99.1

DEUTSCHE BANC ALEX. BROWN                          [DEUTSCHE BANK [/] LOGO]

                                                   Deutsche Banc Alex Brown Inc.
                                                   One South Street
                                                   Baltimore, MD 21202



CONSENT OF DEUTSCHE BANC ALEX. BROWN INC.

We hereby consent to (i) the inclusion of our opinion letter, dated June 1, 2001, to the Board of Directors of Tweeter Home Entertainment Group as Appendix E to the Joint Proxy Statement forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Joint Proxy Statement under the captions entitled "SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS", "THE MERGER -- Background of the Merger", "THE MERGER -- Tweeter's Reasons for the Merger; Recommendations of Tweeter's Board of Directors" and "THE MERGER -- Opinion of Tweeter's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as Amended, and the Rules and Regulations Promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        DEUTSCHE BANC ALEX. BROWN INC.

                                        By: /s/ Michael Lynch
                                           ----------------------------

                                        Name:  Michael Lynch
                                             --------------------------

                                        Title: Managing Director
                                              -------------------------

June 12, 2001








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